Imprimis Pharmaceuticals Announces First Quarter 2016 Financial Results

and Provides Business Update

San Diego, CA – May 12, 2016 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), a pharmaceutical company dedicated to making drugs affordable again through its Branded Compounding™ business model, today reported financial results for the first quarter 2016, and will provide an update on recent business developments on a conference call this afternoon.

In comparing the first quarter revenue figures of 2016 to the same period of 2015, the company reported that:

●	Revenues grew over 180% to $4.4 million from $1.6 million.

●	Ophthalmology related sales grew over 450% to $1.8 million from $320,000.

Other 2016 first quarter financial highlights included:

●	Operating expenses decreased during first quarter 2016 by $0.4 million, as compared to prior quarter ended December 31, 2015.

●	Adjusted EBITDA loss for the first quarter 2016 was $(2.5) million, or approximately $(0.24) per share of common stock, compared to the prior quarter ended December 31, 2015, where adjusted EBITDA loss was $(2.97) million, or approximately $(0.31) per share.

●	Amending the note purchase agreement with an affiliate of Life Sciences Alternative Funding, LLC and issued a $3 million convertible note in exchange for $3 million in gross proceeds.

●	Completing a public offering of common stock for a total of $12 million in gross proceeds, before deducting underwriting and other offering expenses.

Mark L. Baum, CEO of Imprimis, stated, “This was an important quarter in our company’s financial history and represented our sixth consecutive period of quarter over quarter increases in revenues. Notably, during the first quarter we strengthened our balance sheet and reduced our operating losses, while significantly growing sales. We continue to grow at a rapid rate and are well positioned to begin to accelerate on projected growth in the second half of the year as we begin to increase production capacity and realize other operating efficiencies. With the certain shift in reimbursements and payments for drug benefits, we believe that more business will be moved to lower-cost, high quality innovation-focused companies, like Imprimis, as we meet the promise of Making Drugs Affordable Again™. We look forward to setting additional growth milestones throughout 2016 and beyond as we advance the company towards profitability.”

Commercialization and Corporate Developments

●	Launched the company’s patent-pending IV Free MKO Melt™ (midazolam, ketamine and ondansetron) compounded conscious sedation formulation, an alternative option to IV anesthetic for patients undergoing ocular and other surgical procedures. The company introduced the IV Free™ educational campaign earlier this month to attendees at the 2016 American Society of Cataract and Refractive Surgery (ASCRS) symposium in New Orleans and at the American Urological Association annual meeting in San Diego.

●	Announced positive findings of an investigator-initiated study presented at the 2016 ASCRS meeting demonstrating a significant reduction in cystoid macular edema (CME) in post-cataract surgery patients with the company’s injectable Dropless Therapy® (Tri-Moxi-Vanc) and an added NSAID topical eye drop compared to patients treated with traditional individual NSAID and steroid topical drops following cataract surgery.

●	Expanded the LessDrops® portfolio with the introduction of a new proprietary Pred-Moxi-Nepafenac (prednisolone acetate, moxifloxacin hydrocholoride and nepafenac) combination topical eye drop formulation. Imprimis now offers four unique proprietary antibiotic, steroid and nonsteroidal combination LessDrops formulations: Pred-Moxi, Pred-Ketor, Pred-Moxi-Ketor and the new Pred-Moxi-Nepafenac for use following cataract, LASIK, photorefractive keratectomy (PRK) and other ocular surgeries.

●	Began dispensing the company’s Tri-Mix and proprietary Tri-Mix-L formulations for erectile dysfunction to one of the largest managed healthcare organizations in the U.S.

●	Introduced a lower-cost therapeutic alternative to Thiola® for the treatment of cystinuria. Imprimis currently offers tiopronin delayed-release (DR) formulations available in customizable doses including 200mg and 250mg capsules, and tiopronin-K DR, which is comprised of tiopronin along with potassium citrate for those patients who have had their potassium citrate dosing titrated.

●

Expanded the Imprimis Cares™ compounded alternatives portfolio and broadened its contracted network, including the top five pharmacy benefit managers in the country, to provide an efficient claims adjudication of Imprimis Cares prescriptions.

ImprimisRx Pharmacy Operations

●	Registered ImprimisRx TX with the U.S. Food and Drug Administration (FDA) as a 503B outsourcing facility with plans to begin dispensing certain ophthalmic formulations as an outsourcing facility on or around the end of the second quarter 2016.

●

Moved the NJ compounding operations into the company’s 8,600 square foot facility in Roxbury, NJ, with plans to register it with the FDA as a 503B outsourcing facility once the facility and the formulations are validated.

Financial Summary:

Selected highlights regarding operating results for the three months ended March 31, 2016 and for the same period in 2015 are as follows (in thousands, except per share data):

	For the three months ended March 31, 2016	For the three months ended March 31, 2015
Total Revenues	$4,381	$1,563
Cost of Sales	2,249	1,007
Selling & Marketing Expenses	1,900	1,012
General & Administrative Expenses	3,940	2,480
Research & Development Expenses	46	181
Other Income (Expense), net	(742)	24
Net Loss	$(4,496)	$(3,093)
Net Loss per Common Share	$(0.43)	$(0.33)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended March 31, 2016 (in thousands):

For the three months ended March 31, 2016
Net Loss	$(4,496)
Stock-based compensation	1,064
Interest expense, net	629
Taxes	-
Depreciation	83
Amortization of intangible assets	91
Change in fair value of derivative liabilities	113
Adjusted EBITDA	$(2,516)

Conference Call and Webcast

The company will hold a conference call and audio-only webcast today at 4:30 p.m. EDT (1:30 p.m. PDT). The conference call and webcast will be open to all listeners and a question and answer session will follow the prepared remarks. To participate in this event, dial 877-407-8035 domestically, or 201-689-8035 internationally, approximately 5 to 10 minutes prior to the start of the call. Additionally, you can listen to the event online at http://www.investorcalendar.com/IC/CEPage.asp?ID=174995, as well as at the company’s website at www.imprimispharma.com. If you are unable to participate, the event archive will be available at http://www.investorcalendar.com/IC/CEPage.asp?ID=174995. You may access the teleconference replay by dialing 877-660-6853 domestically or 201-612-7415 internationally, referencing conference 13636652. The replay will be available until June 12, 2016.

ABOUT IMPRIMIS PHARMACEUTICALS

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to making drugs affordable again through its Branded Compounding™ business model. The company is focused on patient outcomes and affordability and offers high quality lower-cost custom compounded drugs in all 50 states. Headquartered in San Diego, California, Imprimis owns and operates four dispensing facilities located in California, Texas, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisPharma.com.

SAFE HARBOR

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include risks and uncertainties related to Imprimis’ ability to make commercially available its compounded formulations and technologies in a timely manner or at all; physician interest in prescribing its formulations; risks related to its compounding pharmacy operations; its ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of its formulations; its ability to obtain intellectual property protection for its assets; its ability to accurately estimate its expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for its technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

All Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws governing compounded drug formulations.

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Source: Imprimis Pharmaceuticals, Inc.

Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858.704.4587

Media Contact

Paul Rabin

paul@pascalecommunications.com

516.503.0271